UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 17, 2012

Date of report (Date of earliest event reported)

Granite City Food & Brewery Ltd.

(Exact name of registrant as specified in its charter)

Minnesota	0-29643	41-1883639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5402 Parkdale Drive, Suite 101

Minneapolis, MN 55416

(Address of principal executive offices, including zip code)

(952) 215-0660

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Fifth Amendment to Credit Agreement

On April 17, 2012, Granite City Food & Brewery Ltd. (“Granite City”) and Fifth Third Bank entered into a Fifth Amendment to the Credit Agreement originally dated as of May 10, 2011 (the “Fifth Amendment”) to adjust the temporary increase in the line of credit due to the delay of the sale-leaseback of Granite City’s property in Troy, Michigan (the “Troy Property”).

Pursuant to the Fifth Amendment, the line of credit was decreased from $12 million to $11.5 million, effective April 17, 2012.  Such amount will be available to Granite City until the earlier to occur of (a) consummation of Granite City’s planned sale-leaseback of its Troy Property, or (b) June 30, 2012.  As of such date, the line of credit commitment will decrease from $11.5 million to $10 million, bringing the total credit facility amount to $20 million.

The foregoing description of the Fifth Amendment does not purport to be complete and is qualified in its entirety by reference to the Fifth Amendment, which is filed as Exhibit 10 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

See “Exhibit Index.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Granite City Food & Brewery Ltd.

Date:	April 20, 2012	By:	/s/ James G. Gilbertson
James G. Gilbertson
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10	Fifth Amendment to Credit Agreement by and between the Registrant and Fifth Third Bank, dated April 17, 2012.